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Exhibit 99.9

         EXECUTION COPY

€103,000,000

FACILITY AGREEMENT

dated 11 January 2006

for

NORDIC TELEPHONE COMPANY HOLDING ApS

as Borrower

arranged by

THE ROYAL BANK OF SCOTLAND plc

and

THE ROYAL BANK OF SCOTLAND plc

acting as Agent

Linklaters

(i)

SECTION 9 THE FINANCE PARTIES
22.	ROLE OF THE AGENT AND THE ARRANGER	40
23.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	44
24.	SHARING AMONG THE FINANCE PARTIES	44
SECTION 10 ADMINISTRATION
25.	PAYMENT MECHANICS	46
26.	SET-OFF	47
27.	NOTICES	48
28.	CALCULATIONS AND CERTIFICATES	49
29.	PARTIAL INVALIDITY	50
30.	REMEDIES AND WAIVERS	50
31.	AMENDMENTS AND WAIVERS	50
32.	COUNTERPARTS	50
SECTION 11 GOVERNING LAW AND ENFORCEMENT
33.	GOVERNING LAW	51
34.	ENFORCEMENT	51
THE SCHEDULES

(ii)

THIS AGREEMENT is dated 11 January 2006 and made between:

(1)
NORDIC TELEPHONE COMPANY HOLDING ApS, a company with limited liability incorporated under the laws of the Kingdom of Denmark with Registered Number CVR-NR- 29174202 having its seat in Denmark and its registered office at Langelinie Alle 35, 2100 København Ø, Denmark (the "Company" or the "Borrower");

(2)
THE ROYAL BANK OF SCOTLAND plc as mandated lead arranger (the "Arranger");

(3)
THE ROYAL BANK OF SCOTLAND plc as lender (the "Original Lender"); and

(4)
THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.     DEFINITIONS AND INTERPRETATION

1.1   Definitions

        In this Agreement:

  "Acceleration Notice Period" means a period of 60 consecutive minutes from the time that a Notice of Acceleration is given.

  "Additional Cost Rate" has the meaning given to it in Schedule 3 (Mandatory Cost formula).

  "ADRs" means American Depository Receipts in respect of ordinary shares in the Target.

  "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  "Agreed Form" means, in relation to a document, that:

  (a)
  it is in a form initialled by or on behalf of the Company and the Agent on or before the signing of this Agreement for the purposes of identification; or

  (b)
  if not falling within paragraph (a) above, it is in form and substance satisfactory to the Agent (acting reasonably) and initialled by or on behalf of the Agent for the purposes of identification or is in a form set out in a Schedule to this Agreement.

  "Apax Equity Commitment Letter" means the equity commitment letter addressed to Topco issued by the Relevant Apax Fund and in the Agreed Form.

  "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case, required by law or regulation.

  "Availability Period" means the period from and including the date of this Agreement to and including the date which is 29 days after the date of this Agreement.

  "Available Commitment" means a Lender's Commitment minus:

  (a)
  the amount of its participation in any outstanding Loans; and

  (b)
  in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

  "Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

  "Bidco" means Nordic Telephone Company ApS, a company with limited liability incorporated under the laws of the Kingdom of Denmark with CVR-NR- number 29146780 having its seat in Denmark and its registered office at Langelinie Alle 35, 2100 København Ø, Denmark, which (other than any shares owned by directors (or other officers) of Bidco solely (to the minimum extent permitted) so as to comply with applicable laws requiring such shareholding to be maintained) is a wholly owned direct subsidiary of the Company.

  "Blackstone Equity Commitment Letter" means the equity commitment letter addressed to Topco issued by the Relevant Blackstone Fund and in the Agreed form.

  "Break Costs" means the amount (if any) by which:

  (a)
  the interest (excluding any Margin and Mandatory Cost) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

  (b)
  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

  "Brokers" means each of J.P. Morgan Securities Ltd. and Enskilda Securities AB, Copenhagen Branch, acting under and in connection with the Market Purchase Agreement.

  "Brokers Side Letter" means a letter dated on or about the date of this Agreement from the Agent to the Brokers.

  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Denmark and which is a TARGET Day.

  "Change of Control Period" means a period of 60 consecutive minutes from the time that the Company notifies the Agent of a change of control, pursuant to Clause 7.2 (Change of Control).

        "Commitment" means:

  (a)
  in relation to the Original Lender, €103,000,000 and the amount of any other Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Euros of any Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Companies' Equity Commitment Letter "means the equity commitment letter entered into by Topco, InterCo, PIKCo and the Company and in the Agreed Form.

  "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

  "DCCA" means the Danish Commerce and Companies Agency.

  "Debt" means all present and future monies, debts and liabilities due, owing or incurred by the Company to any Finance Party under or in connection with any Finance Document (in each case, whether alone or jointly, jointly and severally, with any person, whether actually or contingently, and whether as principal, surety or otherwise)

  "Default" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.

  "Discharge Date" means the date on which all Debt has been fully paid or discharged and all commitments of the Finance Parties in respect of the Debt and in respect of the Finance Documents have expired or been cancelled.

        "Equity Commitment Letters" means:

  (a)
  the Apax Equity Commitment Letter;

  (b)
  the Permira Equity Commitment Letter;

  (c)
  the Blackstone Equity Commitment Letter;

  (d)
  the Providence Equity Commitment Letter;

  (e)
  the KKR Equity Commitment Letter; and

  (f)
  the Companies' Equity Commitment Letter.

  "Equity Transaction Documents" means the Finance Documents, each Equity Commitment Letter, the Letter of Credit and the Market Purchase Agreement.

  "EURIBOR" means, in relation to any Loan:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

  "Event of Default" means any event or circumstance specified as such in Clause 20 (Events of Default).

  "Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

  "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

  "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

  "Finance Document" means this Agreement, any Fee Letter, each Payment Instruction and any other document designated as such by the Agent and the Company.

  "Finance Party" means the Agent, the Arranger or a Lender.

  "Financial Indebtedness" means (without double counting) any indebtedness for or in respect of:

  (a)
  monies borrowed;

  (b)
  any amount raised by acceptance under any acceptance credit facility or by a bill discounting or factoring credit facility or dematerialised equivalents thereof (other than to the extent the same is discounted or factored on a non-recourse basis);

  (c)
  any amount raised pursuant to any note purchase facility or the issue of bonds (other than any performance or advance payment bond), notes, debentures, loan stock or any similar instrument;

  (d)
  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

  (e)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and, when calculating the amount of any derivative transaction, only the marked to market value shall be taken into account (provided that for the purposes of Clause 20.7 (Cross default) only the net amount not paid or which is payable by the relevant member of the Group shall be included);

  (f)
  any counter-indemnity obligation in respect of a guarantee, indemnity, bond (excluding any performance bond or advance payment bond), standby or documentary letter of credit or any other instrument issued by a bank or financial institution (each an "instrument") provided that the underlying obligation in respect of which the instrument was issued would, under one or more of the other paragraphs of this definition, be treated as being Financial Indebtedness;

  (g)
  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of borrowing which is treated as such under IFRS; and

  (h)
  the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in the preceding paragraphs of this definition.

  "Group" means the Company and its Subsidiaries for the time being.

  "Holdcos" means Topco, InterCo and PIKCo.

  "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  "Initial Investors" means:

  (a)
  funds or partnerships managed or advised by Apax Partners Worldwide LLP or an Affiliate thereof;

  (b)
  Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone FI Communications Partners (Cayman) L.P., Blackstone Family Communications Partnership (Cayman) L.P., Blackstone Participation Partnership (Cayman) IV L.P. and funds or partnerships related, managed or advised by any of them or any Affiliate of them or by The Blackstone Group International Limited;

  (c)
  KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund II, Limited Partnership and funds or partnerships related, managed or advised by Kohlberg Kravis Roberts & Co. Ltd. or any of them or any Affiliate of any of them;

  (d)
  funds advised by Permira Advisers KB or an Affiliate thereof; and

  (e)
  Providence Equity Offshore Partners V L.P., Providence Equity Operating Partners V L.P., Providence Equity Offshore Partners IV L.P., Providence Equity Operating Partners IV L.P.

    and funds or partnerships related, managed or advised by any of them or any Affiliate of them.

  "IFRS" means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

  "InterCo" means Nordic Telephone Company Administration ApS, a company with limited liability incorporated under the laws of the Kingdom of Denmark with Registered Number CVR-NR- 29176396 having its seat in Denmark and its registered office at Langelinie Alle 35, 2100 København Ø, Denmark, which is, at the date of this Agreement, the immediate Holding Company of PIKCo and the immediate Subsidiary of Topco.

  "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.2 (Default interest).

  "KKR Equity Commitment Letter" means the equity commitment letter addressed to Topco issued by the Relevant KKR Fund and in the Agreed Form.

  "Legal Reservation" means:

  (a)
  the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

  (b)
  the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction; and

  (c)
  any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or under any other provision of or otherwise in connection with any Finance Document (provided that where any such legal opinion has been delivered in relation to a particular Relevant Person and/or a particular document, the said general principles, reservations or qualifications shall only be deemed to apply to such Relevant Person and/or document (other than in the case where this definition is used in respect of a person and/or a document in respect of which a legal opinion has not been rendered under this Agreement where the said general principles, reservations or qualifications shall, to the extent applicable, be deemed to apply to such person and/or document)).

  "Letter of Credit" means the letter of credit addressed to the Company issued by JPMorgan Chase Bank N.A. on behalf of the Relevant KKR Fund and in the Agreed Form.

  "Lender" means:

  (a)
  any Original Lender; and

  (b)
  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 21 (Changes to the Lenders),

  which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  "LMA" means the Loan Market Association.

  "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan (including any capitalised interest thereon).

  "Majority Lenders" means:

  (a)
  if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

  "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 3 (Mandatory Cost formula).

  "Margin" means, in relation to any Loan, 0.675 per cent. per annum.

  "Market Purchase Agreement" means the agreement dated on or about the date of this Agreement between, inter alia, the Company, Bidco and J.P. Morgan Securities Ltd. and Enskilda Securities AB, Copenhagen Branch.

  "Material Adverse Effect" means any event or circumstance which has a material adverse effect on:

  (a)
  the business, assets or financial condition of the Group taken as a whole (but taking into account: (i) any insurance, warranty or other claim or indemnification in respect of such event or circumstances held by any member of the Group or to which any member of the Group is entitled to benefit (and having regard to the creditworthiness or each insurer, warrantor or indemnifier) and (ii) any commitment by any person to provide any additional contribution or subscription of equity or shareholder debt directly or indirectly to the Company, having regard to the creditworthiness of the person and the latest date by which such payment is committed to be made); or

  (b)
  the ability of the Group taken as a whole to perform its payment obligations under the Finance Documents (but taking into account (i) any insurance, warranty or other claim or indemnification in respect of such event or circumstances held by any member of the Group or to which any member of the Group is entitled to benefit (and having regard to the creditworthiness of each insurer, warrantor or indemnifier) and (ii) any commitment by any person to provide any additional contribution or subscription of equity or shareholder debt directly or indirectly to the Company, having regard to the creditworthiness of the person and the latest date by which such payment is committed to be made).

  "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (a)
  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

  (b)
  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

        The above rules will only apply to the last Month of any period.

  "Notice of Acceleration" means any notice given by the Agent pursuant to Clause 20.14 (Acceleration).

  "Outstanding Transaction" means any transaction, which the Company could have applied the proceeds of any Loan in or towards financing in accordance with the terms of this Agreement (including, without limitation, Clause 3.1 (Purpose)), entered into by or on behalf of the Company on or before the expiry of any Acceleration Notice Period or any Change of Control Period, under or in connection with which, the Company has outstanding obligations.

  "Outstanding Transaction Liability" means the aggregate of each of the Company's liabilities under each Outstanding Transaction.

  "Outstanding Transaction List" means a list of each Outstanding Transaction and the corresponding Outstanding Transaction Liability, together with such supporting evidence, information or certifications as the Agent may require.

  "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

  "Party" means a party to this Agreement.

  "Payment Instruction" has the meaning given to it in Clause 19, 15 (Bank Account with the Agent).

  "Permira Equity Commitment Letter" means the equity commitment letter addressed to Topco issued by the Relevant Permira Fund and in the Agreed Form.

  "PIKCo" means Nordic Telephone Company Finance ApS, a company with limited liability incorporated under the laws of the Kingdom of Denmark with Registered Number CVR-NR-29173265 having its seat in Denmark and its registered office at Langelinie Alle 35, 2100 København Ø, Denmark, which is, at the date of this Agreement, a wholly owned direct subsidiary of Topco, the immediate Holding Company of the Company and the immediate Subsidiary of InterCo.

  "Providence Equity Commitment Letter" means the equity commitment letter addressed to Topco issued by the Relevant Providence Fund and in the Agreed Form.

  "Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

  "Quotation Day" means, in relation to any period for which an interest rate is to be determined, one TARGET Day before the first day of that period unless that period begins on a Utilisation Date and the Utilisation Request relating to the relevant Loan was received by the Agent later than 10.00 on the TARGET Day before the Utilisation Date applicable to that Loan in which case it shall be that Utilisation Date.

  "Reference Banks" means in relation to EURIBOR and Mandatory Cost, the principal offices in London of The Royal Bank of Scotland plc and Barclays Bank PLC or such other banks as may be appointed by the Agent in consultation with the Company.

  "Relevant Apax Fund" means any of:

  (a)
  Apax Europe VI-A L.P. and Apax Europe VI-1 L.P.;

  (b)
  any other funds or partnerships related to, managed or advised by:

  (i)
  any of the funds referred to in paragraph (a) above or any Affiliate thereof; or

  (ii)
  Apax Partners Worldwide LLP, Apax European Managers Limited or any Affiliate thereof,

  in whose name or names the Apax Equity Commitment Letter has been issued.

  "Relevant Blackstone Fund" means any of:

  (a)
  Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone FI Communications Partners (Cayman) L.P., Blackstone Family Communications Partnership (Cayman) L.P., Blackstone NSS Communications Partners (Cayman) L.P., or Blackstone Participation Partnership (Cayman) IV L.P.; and

  (b)
  any other funds or partnerships related to, managed or advised by:

  (i)
  any of the funds referred to in paragraph (a) above or any Affiliate thereof; or

  (ii)
  The Blackstone Group International Limited or any Affiliate thereof,

  in whose name or names the Blackstone Equity Commitment Letter has been issued.

  "Relevant Fund" means:

  (a)
  the Relevant Permira Fund;

  (b)
  the Relevant Blackstone Fund;

  (c)
  the Relevant Providence Fund;

  (d)
  the Relevant Apax Fund; and

  (e)
  the Relevant KKR Fund.

  "Relevant Interbank Market" means the European interbank market.

  "Relevant KKR Fund" means any of:

  (a)
  KKR Millennium Fund (Overseas), Limited Partnership or KKR European Fund II, Limited Partnership; and

  (b)
  any other funds or partnerships related to, managed or advised by any of the funds referred to in paragraph (a) above or any Affiliate thereof,

  in whose name or names the KKR Equity Commitment Letter has been issued and/or on whose behalf the Letter of Credit has been issued by JPMorgan Chase Bank N.A.

  "Relevant Person" means:

  (a)
  each Relevant Fund; and

  (b)
  each Holdco.

  "Relevant Permira Fund" means any of:

  (a)
  Permira Europe II L.P. 1, Permira Europe II L.P. 2, Permira Europe II C.V. 3, Permira Europe II C.V. 4, Permira Europe II Co-Investment Scheme, Schroder Ventures Investments Limited, Permira Europe III GmbH & Co. KG, Permira Europe III L.P.1, Permira Europe III L.P.2, Permira Europe III Co-Investment Scheme and Permira Investment Limited; and

  (b)
  any other funds or partnerships related to, managed or advised by Permira Advisers KB, any of the funds referred to in paragraph (a) above or any Affiliate thereof,

  in whose name or names the Permira Equity Commitment Letter has been issued.

  "Relevant Providence Fund" means any of:

  (a)
  Providence Equity Offshore Partners V L.P., Providence Equity Operating Partners V L.P., Providence Equity Offshore Partners IV L.P. or Providence Equity Operating Partners IV L.P.; and

  (b)
  any other funds or partnerships related to, managed or advised by any of the funds referred to in paragraph (a) or any Affiliate thereof,

  in whose name or names the Providence Equity Commitment Letter has been issued.

  "Repeating Representations" means each of the representations set out in Clauses 17.1 (Status), 17.2 (Binding obligations), 17.3 (Non-conflict with other obligations), 17.4 (Power and authority) and 17.7 (No Default).

  "Screen Rate" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

  "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

  "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 2 (Requests) given in accordance with Clause 9 (Interest Periods).

  "Senior Facilities Agreement" means the €9,600,000,000 senior facilities agreement to be entered into by the Company in order, amongst other things, to fund the acquisition of the Target by a Subsidiary of the Company.

  "Shares" means all of the issued or to be issued shares of each class in the capital of the Target (including treasury shares and any shares represented by ADRs).

  "Specified Time" means a time determined in accordance with Schedule 5 (Timetables).

  "Subsidiary" means, in relation to any company or corporation, a company or corporation:

  (a)
  which is controlled, directly or indirectly, by the first mentioned company or corporation; or

  (b)
  more than half the issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

  (c)
  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

  and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

  "Target" means TDC A/S.

  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

  "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  "Termination Date" means the date which is 30 days from and including the date of the first Utilisation, provided, however, that if such date (the "Relevant Date") is not a Business Day, the Termination Date shall be the date of the next Business Day to occur after the Relevant Date.

  "Topco" means Nordic Telephone Company Investment ApS, a company with limited liability incorporated under the laws of the Kingdom of Denmark with Registered Number CVR-NR-29173141 having its seat in Denmark and its registered office at Langelinie Alle 35, 2100 København Ø, Denmark, which is, at the date of this Agreement, owned directly or indirectly by the Initial Investors and the immediate Holding Company of InterCo.

  "Total Commitments" means the aggregate of the Commitments, being €103,000,000 at the date of this Agreement.

  "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

  "Transfer Date" means, in relation to a transfer, the later of:

  (a)
  the proposed Transfer Date specified in the Transfer Certificate; and

  (b)
  the date on which the Agent executes the Transfer Certificate.

        "Treasury Transaction" means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating.

  "Unpaid Sum" means any sum due and payable but unpaid by the Company under the Finance Documents.

  "Utilisation" means a utilisation of the Facility.

  "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

  "Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 2 (Requests).

  "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2   Construction

  (a)
  Unless a contrary indication appears, any reference in this Agreement to:

  (i)
  the "Agent", the "Arranger", any "Finance Party", any "Lender", the "Borrower", the "Company" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

  (ii)
  "assets" includes present and future properties, revenues and rights of every description;

  (iii)
  an "Equity Transaction Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, supplemented, varied, modified, replaced, restated (however fundamental) or novated and includes any increase in, extension of or change to any facility made available under such agreement or instrument;

  (iv)
  "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    (v)
    a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

    (vi)
    a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (vii)
    a provision of law is a reference to that provision as amended or re-enacted;

    (viii)
    a time of day is a reference to London time;

    (ix)
    "Danish Kroner" means the lawful currency for the time being of the Kingdom of Denmark; and

    (x)
    "€" and "euro" or "Euro" mean the single currency unit of the Participating Member States.

  (b)
  Section, Clause and Schedule headings are for ease of reference only.

  (c)
  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

  (d)
  A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.3   Third Party Rights

        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2
THE FACILITY

2.     THE FACILITY

2.1   The Facility

  Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in Euros in an aggregate amount equal to the Total Commitments.

2.2   Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company shall be a separate and independent debt.

(c)
A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.     PURPOSE

3.1   Purpose

  The Borrower shall apply all amounts borrowed by it under the Facility in or towards financing consideration payable by Bidco in respect of purchases of Shares on the open market, or by private arrangement, or purchasing Danish Kroner (for the purpose of financing consideration payable by Bidco in respect of purchases of Shares in the open market) pursuant to Treasury Transactions or subscribing for shares in (or making another type of capital contribution to) Bidco to enable it to finance consideration payable by it in respect of purchases of Shares in the open market or by private arrangement (including, in each case, fees, costs and expenses relating thereto).

3.2   Monitoring

  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.     CONDITIONS OF UTILISATION

4.1   Initial conditions precedent

  The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2   Further conditions

  The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

  (i)
  subject to sub-paragraph (ii) below, on or before the proposed Utilisation Date specified in the Utilisation Request, no Notice of Acceleration has been given by the Agent; or

  (ii)
  on or before the proposed Utilisation Date specified in the Utilisation Request, a Notice of Acceleration has been given by the Agent (and copied to the Brokers) and the Company (or any Broker on its behalf) has provided to the Agent an Outstanding Transactions List.

SECTION 3
UTILISATION

5.     UTILISATION

5.1   Delivery of a Utilisation Request

  The Borrower may utilise the Facility by delivery to the Agent (whether delivered by the Borrower or by any Broker on behalf of the Borrower) of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree) and not earlier than two Business Days prior to the proposed Utilisation Date (or such earlier time as the Agent may agree).

5.2   Completion of a Utilisation Request

(a)
Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)
the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)
the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)
the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)
it specifies the account to which the proceeds of the Utilisation are to be credited.

(b)
Only one Loan may be requested in each Utilisation Request.

5.3   Currency and amount

(a)
The currency specified in a Utilisation Request must be Euros.

(b)
Subject to paragraph (c) below, if no Notice of Acceleration has been given prior to the delivery of a Utilisation Request, the amount of the proposed Loan must be:

(i)
a minimum of €5,000,000 (or such lesser amount as the Agent may agree) or, if less, the Available Facility; or

(ii)
in any event such that it is less than or equal to the Available Facility.

(c)
Notwithstanding the amount of any proposed Loan specified in any Utilisation Request, if a Notice of Acceleration has been given (and copied to the Brokers), the amount of the proposed Loan shall be:

(i)
no more than the Outstanding Transaction Liability; or

(ii)
if the Outstanding Transaction Liability is equal to more than the Available Facility, the Available Facility.

5.4   Lenders' participation

(a)
If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.     REPAYMENT

6.1   Repayment of Loans

(a)
The Borrower shall repay each Loan on the Termination Date.

(b)
The Borrower may not reborrow any part of the Facility which is repaid.

7.     PREPAYMENT AND CANCELLATION

7.1   Illegality

  If, at any time after a Lender becomes party to this Agreement, it becomes unlawful in any applicable jurisdiction for such Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

  (a)
  that Lender shall promptly notify the Agent (copied to the Brokers) upon becoming aware of that event;

  (b)
  upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

  (c)
  the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2   Change of control

        If:

  (i)
  the Initial Investors ceasing to directly or indirectly beneficially own 50.1 per cent. of the issued voting share capital of, or ceasing to have the ability directly or indirectly to exercise 50.1 per cent. of the voting rights in, the Company;

  (ii)
  persons appointed, nominated or voted for by the Initial Investors taken together, ceasing to form a majority of the board of directors (or equivalent body) of the Company;

  (iii)
  InterCo is not or ceases to be the immediate Holding Company of PIKCo and the immediate wholly owned direct Subsidiary of Topco (save for any such shares required by applicable law to be issued to a director or other officer of InterCo);

  (iv)
  PIKCo is not or ceases to be the immediate Holding Company of the Company and the immediate wholly owned direct Subsidiary of InterCo (save for any such shares required by applicable law to be issued to a director or other officer of PIKCo);

  (v)
  the Company is not or ceases to be the immediate Holding Company of Bidco and the immediate wholly owned direct Subsidiary of PIKCo (save for any such shares required by applicable law to be issued to a director or other officer of the Company); or

  (vi)
  Bidco is not or ceases to be the immediate wholly owned direct Subsidiary of the Company (save for any such shares required by applicable law to be issued to a director or other officer of Bidco),

        then:

  (A)
  the Company shall promptly notify the Agent (copied to the Brokers) upon becoming aware of that event;

  (B)
  if at the expiry of the Change of Control Period, there is not an Outstanding Transaction Liability, a Lender shall not be obliged to fund a Utilisation;

  (C)
  if at the expiry of the Change of Control Period, there is an Outstanding Transaction Liability, and on or before the proposed Utilisation Date specified in the relevant Utilisation Request, the Company (or any Broker on its behalf) has provided to the Agent an Outstanding Transaction List, notwithstanding the amount of any proposed Loan specified in that Utilisation Request, the amount of the proposed Loan shall be:

  1.
  no more than the Outstanding Transaction Liability; or

  2.
  if the Outstanding Transaction Liability is equal to more than the Available Facility, the Available Facility; and

  (D)
  subject to paragraph (D) above, if the Majority Lenders so require, the Agent shall cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3   Voluntary cancellation

  The Borrower may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4   Voluntary prepayment of Loans

  The Borrower may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of €5,000,000).

7.5   Right of repayment and cancellation in relation to a single Lender

(a)
If:

(i)
any sum payable to any Lender by the Company is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

(ii)
any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased costs); or

(iii)
any Lender notifies the Agent of its Additional Cost Rate under paragraph 2 of Schedule 3 (Mandatory Cost Formula),

  the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)
On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

7.6   Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)
The Borrower may not reborrow any part of the Facility which is prepaid.

(d)
The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

8.     INTEREST

8.1   Calculation of interest

        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

  (a)
  Margin;

  (b)
  EURIBOR; and

  (c)
  Mandatory Cost, if any, for the Lenders incurring it and notifying the Agent accordingly.

8.2   Default interest

(a)
If the Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.2 shall be immediately payable by the Company on demand by the Agent.

(b)
If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)
the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent and the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.3   Notification of rates of interest

        The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.     INTEREST PERIODS

9.1   Selection of Interest Periods

(a)
The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)
Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)
If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be seven days or, if shorter, such that it ends on the Termination Date.

(d)
Subject to this Clause 9, the Borrower may select an Interest Period of not less than two Business Days or, if shorter, such that it ends on the Termination Date.

(e)
An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)
Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)
At the end of each Interest Period, in respect of a Loan, the amount of interest accrued during that Interest Period in respect of such Loan shall be capitalised and compounded to that Loan.

9.2   Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3   Consolidation and division of Loans

(a)
Subject to paragraph (b) below, if two or more Interest Periods:

(i)
relate to Loans; and

(ii)
end on the same date,

  those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)
Subject to Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10.   CHANGES TO THE CALCULATION OF INTEREST

10.1 Absence of quotations

  Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)
the Margin;

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

  (iii)
  the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)
In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR for Euros for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.

10.3 Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)
Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4 Break Costs

(a)
The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.   FEES

        The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.   TAX GROSS UP AND INDEMNITIES

12.1 Tax definitions

  In this Clause 12

  "Company's Tax Jurisdiction" means the Kingdom of Denmark.

  "Exempt Lender" means, in relation to the Company, a Lender which is (otherwise than by reason of being a Treaty Lender) entitled to receive interest from the Company without a Tax Deduction imposed by the Company's Tax Jurisdiction.

  "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

  "Qualifying Lender" means a Lender which is:

  (a)
  a Treaty Lender; or

  (b)
  an Exempt Lender.

  "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  "Tax Payment" means either the increase in a payment made by the Company to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

  "Treaty Lender" means, in relation to the Company, a Lender which:

  (a)
  is entitled under the provisions of an applicable double taxation agreement with the Company's Tax Jurisdiction to full exemption from Tax on interest imposed by the Company's Tax Jurisdiction; and

  (b)
  does not carry on a business in the Company's Tax Jurisdiction through a permanent establishment with which the payment of interest is effectively connected.

  Unless a contrary indication appears, in this Clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2 Tax gross-up

(a)
The Company shall make all payments to be made by it to any Finance Party under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
A Lender shall promptly notify the Agent on becoming aware that the Company must make a Tax Deduction (or that there is any change in the rate of or the basis of a Tax Deduction) in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company. Failure by any Finance Party to give such notice shall not affect the obligation of the Company under this Clause 12 (Tax Gross Up and Indemnities).

(c)
Subject to paragraph (g) below, if a Tax Deduction is required by law to be made by the Company the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed (or prior to any material interest or penalty accruing in respect thereof) and in the minimum amount required by law.

(e)
Within thirty Business Days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)
Each Treaty Lender and Exempt Lender and the Company shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

(g)
Except as provided in paragraph (h) below, the Company is not required to make an increased payment under paragraph (c) above to a Lender (i) that is not, or has on the date on which payment falls due ceased to be, a Qualifying Lender or (ii) where the relevant Tax has been imposed as a result of the failure of the relevant Lender to comply with its obligations under paragraph (f) above.

(h)
Paragraph (g) above will not apply if the Lender:

(i)
is not or has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority; or

(ii)
is not or has ceased to be a Qualifying Lender by reason of any act or omission of the Company or any member of the Group.

12.3 Tax indemnity

(a)
The Company shall (within three Business Days of demand by the Agent) pay (or procure payment) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)
Paragraph (a) above shall not apply:

(i)
with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

    if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; and

  (ii)
  to the extent a loss, liability or cost:

  (A)
  is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

  (B)
  would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (g) of Clause 12.2 (Tax gross-up) applied.

(c)
A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)
A Protected Party shall, on receiving a payment from the Company under this Clause 12.3, notify the Facility Agent.

12.4 Tax Credit

        If the Company makes a Tax Payment and the relevant Finance Party determines that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  that Finance Party has obtained, utilised and retained that Tax Credit,

  the Finance Party shall pay an amount to the Company which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

12.5 Stamp Taxes

  The Company shall, within three Business Days of demand, pay and indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, notarial, registration and other similar Taxes or fees payable in respect of any Finance Document (other than any Transfer Certificate) or any judgment given in connection with them.

12.6 Value Added Tax

(a)
All amounts set out, or consideration expressed to be payable, under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. Subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under or in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)
If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party determines that neither it nor any member of a group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority of the VAT.

13.   INCREASED COSTS

13.1 Increased costs

(a)
Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date it became party to this Agreement or (ii) compliance with any law or regulation made after the date it became party to this Agreement.

(b)
In this Agreement "Increased Costs" means:

(i)
a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)
an additional or increased cost; or

(iii)
a reduction of any amount due and payable under any Finance Document,

  which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2 Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall as soon as reasonably practical notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and of the calculation of its Increased Costs) confirming the amount of its Increased Costs.

13.3 Exceptions

(a)
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)
attributable to a Tax Deduction required by law to be made by the Company;

(ii)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)
compensated for by the payment of the Mandatory Cost; or

(iv)
attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or the terms of any Finance Document.

(b)
In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 1.1 (Definitions).

14.   OTHER INDEMNITIES

14.1 Currency indemnity

(a)
If any sum due from the Company under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the

  "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

  (i)
  making or filing a claim or proof against the Company;

  (ii)
  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

  the Company shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2 Other indemnities

  The Borrower shall, within three Business Days of demand (which demand must be accompanied by calculations and details of the amount demanded), indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

  (a)
  the occurrence of any Event of Default;

  (b)
  a failure by the Company to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 24 (Sharing among the Finance Parties);

  (c)
  funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

  (d)
  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3 Indemnity to the Agent

  The Company shall promptly upon, and in any event within five Business Days of, demand (which demand must be accompanied by reasonable calculations or details of the amount demanded) indemnify the Agent against any reasonable third party cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

  (a)
  the Agent or its representatives investigating any event or matter which the Agent reasonably believes is a Default or might reasonably be expected to be a Default or an Event of Default, provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; or

  (b)
  acting or relying on any notice, request or instruction from the Company, an Affiliate of the Company, a Relevant Person, an Affiliate of a Relevant Person or from the management of any member of the Group which it reasonably believes to be genuine, correct and appropriately authorised

15.   MITIGATION BY THE LENDERS

15.1 Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)
Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

15.2 Limitation of liability

(a)
The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)
A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect.

16.   COSTS AND EXPENSES

16.1 Transaction expenses

  The Borrower shall promptly on demand pay the Agent and the Arranger the amount of all reasonable third party costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

  (a)
  this Agreement and any other documents referred to in this Agreement; and

  (b)
  any other Finance Documents executed after the date of this Agreement,

  in each case subject to any applicable agreed cap.

16.2 Amendment costs

  If (a) the Company requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 25.8 (Change of currency), the Borrower shall, within one Month of demand, reimburse the Agent for the amount of all reasonable third party costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement, in each case subject to any applicable agreed cap.

16.3 Enforcement costs

  The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.4 No fees

  No fees, costs or expenses (other than any agreed legal fees (subject to any applicable agreed cap)) shall be payable pursuant to this Clause 16 to the extent that there is no Utilisation.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.   REPRESENTATIONS

  The Company makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1 Status

(a)
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)
It has the power to own its assets and carry on its business in all material respects as it is being conducted.

17.2 Binding obligations

  Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Equity Transaction Document are legal, valid, binding and enforceable.

17.3 Non-conflict with other obligations

  The entry into and performance by it of, and the transactions contemplated by, the Equity Transaction Documents do not and will not conflict, in any material respects, with:

  (a)
  any law or regulation applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets,

  nor result in the existence of, or oblige it to create, any Security over any of its assets.

17.4 Power and authority

  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Equity Transaction Documents to which it is a party and the transactions contemplated by those Equity Transaction Documents.

17.5 Validity and admissibility in evidence

  All Authorisations required:

  (a)
  to enable it lawfully to enter into, exercise its rights and comply with its material obligations in the Equity Transaction Documents to which it is a party; and

  (b)
  subject to the Legal Reservations, to make the Equity Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

  have been (or will by the required date be) obtained or effected and are (or will be) in full force and effect.

17.6 Governing law and enforcement

(a)
Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)
Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.7 No default

(a)
No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which would materially impair its ability to perform its material obligations under the Equity Transaction Documents.

17.8 Pari passu ranking

  Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.9 No proceedings pending or threatened

  No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been, to the best of its knowledge, started or threatened against it or any of its Subsidiaries.

17.10 No Security

  No Security exists over all or any of the assets other Company, other than Security permitted under Clause 19.3 (Negative Pledge).

17.11 Financial Indebtedness

  The Company has no Financial Indebtedness other than Financial Indebtedness arising under the terms of the Equity Transaction Documents or the Transaction Documents (as that term is defined in the Senior Facilities Agreement) or as otherwise permitted under Clause 19.12 (Financial Indebtedness).

17.12 Solvency

  Neither it nor any other member of the Group has taken any corporate action nor, to the best of its knowledge, have any legal proceedings or other procedure or step been taken, started or threatened against it or any other member of the Group for its administration, liquidation or re-organisation (other than a solvent liquidation and/or re-organisation of a member of the Group other than the Company) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any material part of its assets or revenues.

17.13 Repetition

  The Repeating Representations are deemed to be made by the Company by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18.   INFORMATION UNDERTAKINGS

  The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1 Information: miscellaneous

  The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

  (a)
  all documents dispatched by the Company to its shareholders (or any class of them) as required by law or its creditors generally at the same time as they are dispatched;

  (b)
  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group; and

  (c)
  promptly, such further information regarding any Outstanding Transaction Liability, Outstanding Transactions, the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, in each case subject to any confidentiality or regulatory restriction relating to the supply of information (provided that such restrictions have not been entered into with a view to circumventing this requirement).

18.2 Notification of default

(a)
The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
The Company shall notify the Agent of any default, consent request, waiver request, release request, amendment request or, as the case may be, purported termination or rescission (whether effective or not) under or in connection with any Equity Commitment Letter and the Letter of Credit by any party thereto, and such additional information as reasonably requested by the Agent in relation thereto.

(c)
Promptly upon a request by the Agent, if it has reasonable grounds for believing there is an outstanding Default, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) or that no default, consent, waiver, release, termination or rescission has occurred and is continuing or has been granted under or in connection with any Equity Commitment Letter and the Letter of Credit.

18.3 "Know your customer" checks

(a)
If:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of the Company after the date of this Agreement; or

(iii)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

  obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.   GENERAL UNDERTAKINGS

  The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1 Authorisations

  The Company shall promptly:

  (i)
  obtain, comply with and do all that is necessary to maintain in full force and effect; and

  (ii)
  if requested by the Facility Agent, supply certified copies to the Agent of,

  any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its material obligations under the Equity Transaction Documents and to ensure (subject to the Legal Reservations) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Equity Transaction Document to which it is party.

19.2 Compliance with laws

  The Company shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Equity Transaction Documents.

19.3 Negative pledge

(a)
The Company shall not create or permit to subsist any Security over any of its assets.

(b)
The Company shall not sell, transfer or otherwise dispose of any of its assets (other than cash not otherwise prohibited).

(c)
Paragraph (a) above does not apply to:

(i)
the Security created pursuant to any Transaction Document (as that term is defined in the Senior Facilities Agreement);

(ii)
any Security arising by operation of law; and

(iii)
any Security over bank accounts arising by operation of law or under any standard banking terms and conditions.

19.4 Disposals

  The Company shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset (other than cash not otherwise prohibited).

19.5 Merger

  The Company shall not (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

19.6 Holding Company

  The Company shall not trade, carry on any business, own any asset or incur any liability other than:

  (a)
  holding cash;

  (b)
  holding shares in any member of the Group;

  (c)
  holding Shares;

  (d)
  providing administrative services (excluding treasury services) to other members of the Group of a type customarily provided by a Holding Company to its Subsidiaries and employing employees whose services are required for the operation of the Group;

  (e)
  any rights and liabilities incurred under the Equity Transaction Documents or the Transaction Documents or the High Yield Engagement Letter (as these terms are defined in the Senior Facilities Agreement);

  (f)
  liabilities arising by operation of law;

  (g)
  any liabilities for taxes;

  (h)
  any rights, obligations or liabilities under any Treasury Transaction pursuant to which the euros drawn under this Facility may be converted into Danish Kroner;

  (i)
  carrying on the business of a holding company; and

  (j)
  any rights, obligations or liabilities arising in connection with any Tender (as that term is defined in the Senior Facilities Agreement).

19.7 Change of business

  The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

19.8 Equity Transaction Documents

(a)
Until the Discharge Date, the Company shall not, without the consent of the Agent (which consent may be refused, without reason, in the Agent's absolute discretion), terminate, amend, supplement, vary, modify, replace, restate or novate, assign or otherwise transfer any of its rights or obligations under or in respect of, or give any release, waiver or consent under or in respect of, any provision of any Equity Commitment Letter or the Letter of Credit, save to the extent previously agreed with the Agent.

(b)
Until the Discharge Date, the Company shall, at all times, comply with:

(i)
its material obligations under each Equity Commitment Letter and the Letter of Credit within any applicable time periods; and

(ii)
all its other obligations under each Equity Commitment Letter and the Letter of Credit within any applicable time periods to the extent that any non-compliance therewith would give any other party to those agreements a right to terminate or rescind the relevant agreement.

(c)
Until the Discharge Date, to the extent that a demand or claim for payment of any Debt is made by a Finance Party in accordance with the terms of the applicable Finance Document, the Company shall exercise all rights under each Equity Commitment Letter and the Letter of Credit in accordance with the directions of the Agent, including, but not limited to:

(i)
any right to demand payment under any Equity Commitment Letter or the Letter of Credit; and

(ii)
any right to claim or bring proceeding against any Relevant Person for breach of any undertaking by a Relevant Person under or in connection with any Equity Commitment Letter or the Letter of Credit (as appropriate) (including any undertaking with respect to any payment obligation of a Relevant Person), in each case, only to the extent that the Agent (acting reasonably) considers to be necessary in order to satisfy the relevant claim or payment.

(d)
Without prejudice to paragraph (c) above, until the Discharge Date, and unless otherwise agreed with the Agent, to the extent that a demand or claim for payment of any Debt is made by a Finance Party in accordance with the terms of the applicable Finance Document, the Company shall promptly make a corresponding claim or demand for payment for an equivalent amount under the Equity Commitment Letters and the Letter of Credit (pro rata).

(e)
The Company shall not, without the consent of the Agent, amend or terminate or waive any term of the Market Purchase Agreement in any way which would materially and adversely affect the interests of the Lenders.

19.9 First utilisation under Senior Facilities Agreement

  If, on the date of first utilisation under the Senior Facilities Agreement, there exists any outstanding Debt, the Company shall apply the proceeds (or a proportion of the proceeds) of the first utilisation under the Senior Facilities Agreement in repayment of that outstanding Debt and shall cancel this Facility in full and, upon being so satisfied, the Agent shall provide a certificate addressed to the Company confirming that no Finance Party has any claims against the Company in respect of any Debt.

19.10 Loans or credit

  The Company shall not be a creditor in respect of any Financial Indebtedness (other than Financial Indebtedness due from another member of the Group or under any Treasury Transaction or with respect to any credit balance on any bank account of the Company.

19.11 Guarantees

  The Company shall not (and shall ensure that no other member of the Group will) issue or allow to remain outstanding any guarantee in respect of any Financial Indebtedness (other than any guarantees given under or in connection with the Transaction Documents (as that term is defined in the Senior Facilities Agreement) or the Market Purchase Agreement).

19.12 Financial Indebtedness

(a)
The Company shall ensure that it will not incur (or agree to incur) or allow to remain outstanding any Financial Indebtedness.

(b)
Paragraph (a) above does not apply to the following:

(i)
any Financial Indebtedness arising under any Equity Transaction Document;

(ii)
any Financial Indebtedness arising under any Transaction Document (as that term is defined in the Senior Facilities Agreement) to the extent that such Financial Indebtedness (or proportion thereof) is applied (at the time and to the extent required by Clause 19.9 (First utilisation under Senior Facilities Agreement)) in repayment and cancellation of the Facility;

(iii)
any Financial Indebtedness arising under or in connection with any Treasury Transaction; and

(iv)
any indemnity given under the Market Purchase Agreement.

19.13 Pari passu

  The Company shall ensure that its obligations under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14 Restriction on use of Utilisations

  The Company undertakes not to utilise (or permit to be utilised) any Utilisation under the Facility for an acquisition (whether by the Company itself, or indirectly through any Subsidiary) of any Shares or other securities of Target or any interest therein (including without limitation any rights over, or any derivatives whatsoever referenced to, any such Shares or securities) insofar as such acquisition would be in violation of the insider trading rules of any jurisdiction including, but not limited to, the Danish Securities Trading, etc. Act (Consolidated Act no. 843 of 7 September 2005) Part 10.

19.15 Bank Account with the Agent

  The Company undertakes, as soon as reasonably practicable after the date of this Agreement and in any event prior to the Termination Date or, if earlier, the date on which it is obliged to repay any outstanding amounts under this Agreement, to:

  (a)
  establish and maintain, and procure that each Holdco establishes and maintains, a bank account in England with the Agent into which any amounts received by the Company or that Holdco, under or in connection with any Equity Commitment Letter or the Letter of Credit, shall be credited; and

  (b)
  deliver to the Agent, duly authorised and irrevocable payment instructions (in form and substance reasonably satisfactory to the Agent) (each a "Payment Instruction") on behalf of each Holdco, pursuant to which:

  (i)
  any amounts received by TopCo under or in connection with any Equity Commitment Letter or the Letter of Credit shall be paid to the bank account of InterCo held with the Agent;

  (ii)
  any amounts received by InterCo under or in connection with any Equity Commitment Letter or the Letter of Credit shall be paid to the bank account of PIKCo held with the Agent; and

    (iii)
    any amounts received by PIKCo under or in connection with any Equity Commitment Letter or the Letter of Credit shall be paid to the bank account of the Company held with the Agent.

19.16 Market Purchase Agreement

  Until the Discharge Date, the Company shall not, without the consent of the Agent (which consent may be refused, without reason, in the Agent's absolute discretion), terminate, amend, supplement, vary, modify, replace, restate or novate, assign or otherwise transfer any of its rights or obligations under or in respect of, or give any release, waiver or consent under or in respect of, any provision of the Market Purchase Agreement, to the extent that to do so would materially and adversely affect the interests of any Finance Party under any Finance Document.

20.   EVENTS OF DEFAULT

  Each of the events or circumstances set out in Clause 20 is an Event of Default.

20.1 Non-payment

(a)
The Company does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

(b)
No Event of Default under paragraph (a) above will occur, in connection with any costs and expenses under Clause 16 (Costs and Expenses), if the failure to pay is capable of remedy and is remedied within twenty Business Days of the Agent giving notice to the Company or the Company becoming aware of its failure to pay.

20.2 Equity commitments

(a)
Subject to paragraph (b), any Relevant Fund does not have sufficient available, undrawn and committed funds necessary to meet all of its obligations and liabilities under any Equity Commitment Letter to which it is party.

(b)
Paragraph (a) above, shall not apply to any Relevant Fund, to the extent that the Relevant Fund, in support of all its obligations under any Equity Commitment Letter to which it is party, has arranged for a letter of credit (in form and substance reasonably satisfactory to the Agent) to be issued in favour of the Company (the Letter of Credit being in form and substance satisfactory to the Agent).

20.3 Negative pledge

  The Company does not comply with any provision of Clause 19.3 (Negative pledge).

20.4 Financial Indebtedness

  The Company does not comply with any provision of Clause 19.12 (Financial Indebtedness).

20.5 Other obligations

(a)
The Company does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment), Clause 20.2 (Equity Commitments), Clause 20.3 (Negative Pledge) and Clause 20.4 (Financial Indebtedness)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

20.6 Misrepresentation

  Any representation or statement made or deemed to be made by the Company in the Finance Documents or any other document delivered by or on behalf of the Company under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.7 Cross default

(a)
Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

20.8 Insolvency

(a)
A member of the Group or any Relevant Person is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

(b)
A moratorium is declared in respect of any Financial Indebtedness of any member of the Group or any Relevant Person.

20.9 Insolvency proceedings

(a)
Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or any Relevant Person;

(ii)
a composition, compromise, assignment or arrangement with any creditor of any member of the Group or any Relevant Person;

(iii)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any Relevant Person or any of their respective assets; or

(iv)
enforcement of any Security over any assets of any member of the Group,

  or any analogous procedure or step is taken in any jurisdiction.

(b)
Paragraph (a) above shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within twenty-one days of commencement and prior to its advertisement or (ii) any solvent liquidation or and/or re-organisation of any member of the Group or any Relevant Person (other than the Company).

20.10 Creditors' process

  Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and is not discharged within ten Business Days.

20.11 Unlawfulness

  It is or becomes unlawful for the Company or any Relevant Person to perform any of its material obligations under any Finance Document or any Equity Commitment Letter.

20.12 Repudiation

  The Company or any Relevant Person repudiates or terminates any Finance Document or any Equity Commitment Letter or evidences in writing an intention to repudiate or terminate any Finance Document or any Equity Commitment Letter.

20.13 Material adverse change

  An event or circumstance occurs which has a Material Adverse Effect.

20.14 Acceleration

  On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

  (a)
  cancel the Total Commitments whereupon they shall immediately be cancelled;

  (b)
  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

  (c)
  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 8
CHANGES TO PARTIES

21.   CHANGES TO THE LENDERS

21.1 Assignments and transfers by the Lenders

  Subject to this Clause 21, a Lender (the "Existing Lender") may:

  (a)
  assign any of its rights; or

  (b)
  transfer by novation any of its rights and obligations,

  to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

21.2 Conditions of assignment or transfer

(a)
The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

(b)
An assignment will only be effective on:

(i)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)
A transfer will only be effective if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(d)
If:

(i)
a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

21.3 Assignment or transfer fee

  The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €1,500.

21.4 Limitation of responsibility of Existing Lenders

(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)
the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)
the financial condition of the Company;

(iii)
the performance and observance by the Company of its obligations under the Finance Documents or any other documents; or

(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

  and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)
Nothing in any Finance Document obliges an Existing Lender to:

(i)
accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise.

21.5 Procedure for transfer

(a)
Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)
On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Company and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

  (ii)
  the Company and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Company and the New Lender have assumed and/or acquired the same in place of the Company and the Existing Lender;

  (iii)
  the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

  (iv)
  the New Lender shall become a Party as a "Lender".

21.6 Copy of Transfer Certificate to Company

  The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

21.7 Disclosure of information

  Any Lender may disclose to any of its Affiliates and any other person:

  (a)
  to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

  (b)
  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Company; or

  (c)
  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

  any information about the Company, the Group and the Equity Transaction Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking on which the Company can rely and has received a copy of.

21.8 Affiliates of Lenders

(a)
Each Lender may fulfil its obligations in respect of any Utilisation through an Affiliate if:

(i)
the relevant Affiliate is specified in this Agreement as a Lender; and

(ii)
the Utilisations in which that Affiliate will participate are specified in this Agreement or in a notice given by that Affiliate to the Agent and the Company.

  In this event, the Lender and the Affiliate will participate in that Utilisation in the manner provided for in the notice delivered under paragraph (ii) above.

(b)
If paragraph (a) applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders. Each Lender shall remain liable and responsible for the performance of all obligations by its Affiliate on its behalf and non-performance of a Lender's obligation by its Affiliate shall not relieve such Lender from its obligations under this Agreement.

(c)
If a Lender fulfils its obligations in respect of any Utilisation through an Affiliate, the Company shall not be liable to pay any amount to such Affiliate under Clause 12.2 (Tax Gross-up and Clause Indemnities) or Clause 13 (Increased Costs) in excess of the amount it would have been obliged to pay to that Lender had it not nominated such Affiliate to participate in the Utilisation. Each Lender shall promptly notify the Company and the Agent of the Tax jurisdiction from which its Affiliate will participate in the relevant Utilisation and such other information regarding that Affiliate as the Company may reasonably request.

SECTION 9
THE FINANCE PARTIES

22.   ROLE OF THE AGENT AND THE ARRANGER

22.1 Appointment of the Agent

(a)
Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises each of the Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

22.2 Duties of the Agent

(a)
The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)
The duties of the Agent under the Finance Documents are solely mechanical and administrative in nature.

22.3 Role of the Arranger

  Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

22.4 No fiduciary duties

(a)
Nothing in this Agreement constitutes the Agent (except as expressly provided in any Finance Document) or the Arranger as a trustee or fiduciary of any other person.

(b)
Neither the Agent (except as expressly provided in any Finance Document) nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

22.5 Business with the Group

  The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.6 Rights and discretions of the Agent

(a)
The Agent may rely on:

(i)
any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)
any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)
The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)
no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment));

(ii)
any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)
any notice or request made on behalf of the Company by a Broker (including, but not limited to, any Utilisation Request, Selection Notice or Outstanding Transactions List) is made on behalf of, and with the consent and knowledge of, the Company.

(c)
The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)
The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)
The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

22.7 Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)
Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

22.8 Responsibility for documentation

  Neither the Agent nor the Arranger:

  (a)
  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Company or any other person given in or in connection with any Finance Document; or

  (b)
  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

22.9 Exclusion of liability

(a)
Without limiting paragraph (b) below, the Agent shall not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)
The Agent shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

22.10 Lenders' indemnity to the Agent

  Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless it has been reimbursed by the Company pursuant to a Finance Document).

22.11 Resignation of the Agent

(a)
The Agent may resign by giving not less than ten Business Days notice and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Agent may resign by giving not less than ten Business Days notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

(d)
The retiring Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)
The resignation notice of the Agent shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 22. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

22.12 Confidentiality

(a)
The Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its respective agency or security trustee division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

22.13 Relationship with the Lenders

(a)
The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 3 (Mandatory Cost formula).

22.14 Credit appraisal by the Lenders

  Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

  (a)
  the financial condition, status and nature of each member of the Group;

  (b)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

  (c)
  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

  (d)
  the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

22.15 Deduction from amounts payable by the Agent

  If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

  No provision of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

24.   SHARING AMONG THE FINANCE PARTIES

24.1 Payments to Finance Parties

  If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Company other than in accordance with Clause 25 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

  (a)
  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

  (b)
  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 25 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

  (c)
  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 25.4 (Partial payments).

24.2 Redistribution of payments

  The Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 25.4 (Partial payments).

24.3 Recovering Finance Party's rights

(a)
On a distribution by the Agent under Clause 24.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Company shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

24.4 Reversal of redistribution

  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

  (a)
  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 24.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

  (b)
  that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Company will be liable to the reimbursing Finance Party for the amount so reimbursed.

24.5 Exceptions

(a)
This Clause 24 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Company.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)
it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10
ADMINISTRATION

25.   PAYMENT MECHANICS

25.1 Payments to the Agent

(a)
On each date on which the Company or a Lender is required to make a payment under a Finance Document, the Company or the Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

25.2 Distributions by the Agent

  Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 25.3 (Distributions to the Company), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

25.3 Distributions to the Company

  The Agent and the Company may (with the consent of the Company or in accordance with Clause 26 (Set-off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4 Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Agent shall apply that payment towards the obligations of the Company under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger under the Finance Documents;

(ii)
secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)
fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)
The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)
Paragraphs (a) and (b) above will override any appropriation made by the Company.

25.5 No set-off by the Company

  All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.6 Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.7 Currency of account

(a)
Subject to paragraphs (b) to (e) below, Euros is the currency of account and payment for any sum due from the Company under any Finance Document.

(b)
A repayment of a Loan or Unpaid Sum or a part of a or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)
Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)
Any amount expressed to be payable in a currency other than Euros shall be paid in that other currency.

25.8 Change of currency

(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

26.   SET-OFF

  A Finance Party may, at any time while an Event of Default is continuing, set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.   NOTICES

27.1 Communications in writing

  Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

27.2 Addresses

  The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

  (a)
  in the case of the Company, that identified with its name below;

  (b)
  in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

  (c)
  in the case of the Agent, that identified with its name below,

  or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

27.3 Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)
if by way of fax, when received in legible form; or

(ii)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

  and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)
All notices from or to the Company shall be sent through the Agent.

(d)
Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to the Company.

27.4 Notification of address and fax number

  Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 27.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

27.5 Electronic communication

(a)
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)
agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)
notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)
notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

27.6 English language

(a)
Any notice given under or in connection with any Finance Document must be in English.

(b)
All other documents provided under or in connection with any Finance Document must be:

(i)
in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.7 Communication between the Agent and a Broker

  Any communication between the Agent and a Broker, shall be in accordance with the notice provisions set out in the Brokers Side Letter.

28.   CALCULATIONS AND CERTIFICATES

28.1 Accounts

  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

28.2 Certificates and Determinations

  Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3 Day count convention

  Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

29.   PARTIAL INVALIDITY

  If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.   REMEDIES AND WAIVERS

  No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31.   AMENDMENTS AND WAIVERS

31.1 Required consents

(a)
Subject to Clause 31.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)
The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

31.2 Exceptions

(a)
An amendment or waiver that has the effect of changing or which relates to:

(i)
the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)
an extension to the date of payment of any amount under the Finance Documents;

(iii)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)
an increase in or an extension of any Commitment;

(v)
a change to the Borrower;

(vi)
any provision which expressly requires the consent of all the Lenders; or

(vii)
Clause 2.2 (Finance Parties' rights and obligations), Clause 21 (Changes to the Lenders), Clause 24 (Sharing among the Finance Parties) or this Clause 31,

  shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

32.   COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

33.   GOVERNING LAW

  This Agreement is governed by English law.

34.   ENFORCEMENT

34.1 Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 34.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

34.2 Service of process

  Without prejudice to any other mode of service allowed under any relevant law, the Company:

  (a)
  irrevocably appoints Wilmington Trust SP Services (London) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

  (b)
  agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Company

Nordic Telephone Company Holding ApS

Address: Langelinie Alle 35, 2100 København Ø, Denmark

Fax: 0045 7227 0027

Attention: Philip Risbjorn

By: /s/ KURT BJÖRKLUND

Kurt Björklund

The Arranger

The Royal Bank of Scotland plc

By: ANTHONY GILIKER

The Original Lender

The Royal Bank of Scotland plc

By: /s/ ANTHONY GILIKER

Anthony Giliker

The Agent
The Royal Bank of Scotland plc
Address:	The Royal Bank of Scotland plc 7th Floor, 135 Bishopsgate London EC2M 3UR England

Fax: +44 207 085 8632

Attention: Anthony Giliker

By: /s/ ANTHONY GILIKER

Anthony Giliker

QuickLinks

  Exhibit 99.9
SECTION 11 GOVERNING LAW AND ENFORCEMENT